EXHIBIT 4.6

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is entered into as of January 21, 1998 by and among Accuride Corporation, a Delaware corporation, (the “Company”), Phelps Dodge Corporation, a New York corporation (“Phelps Dodge”) and Hubcap Acquisition L.L.C., a Delaware limited liability company (the “Hubcap”).

RECITALS

Pursuant to a Stock Subscription and Redemption Agreement, dated as of November 17, 1997, among the Company, Phelps Dodge and Hubcap (the “Subscription Agreement”), upon the satisfaction of certain conditions in the Subscription Agreement, (a) Hubcap has subscribed for and purchased from the Company, and the Company has issued and sold to Hubcap ninety (90) shares of Common Stock and (b) the Company has purchased from Phelps Dodge ninety (90) shares of Common Stock, immediately after which Phelps Dodge owns ten (10) shares of Common Stock (the “Retained Shares”).

AGREEMENT

To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

1.             Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

Affiliate:  When used with respect to a specified Person, another Person that, either directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Board:  The Board of Directors of the Company.

Closing Date:  The date hereof.

Common Stock:  The Common Stock, par value $0.01 per share, of the Company.

Common Stock Outstanding:  The aggregate number of shares of Common Stock from time to time outstanding and all such shares issuable (i) upon conversion of all indebtedness or shares of stock convertible into or exchangeable for Common Stock from time to time outstanding, and (ii) upon the exercise of all outstanding rights, warrants or options to subscribe for or purchase Common Stock or any securities set forth in subsection (i) hereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time.

Exempt Transaction:  See Section 3(f) hereof.

Initial Public Offering:  The first Underwritten Offering of Common Stock.

KKR Affiliate: With respect to a KKR Investor shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the KKR Investor; provided, however, that KKR Affiliate shall not in any event include any limited partner of a KKR Investor or any limited partner of a member or a general partner of a KKR Investor.

KKR Holder:  The KKR Investor and any Person to whom a KKR Holder transfers shares of Common Stock which Person is required by this Agreement to be bound by the provisions of this Agreement.

KKR Investor:  Hubcap.

KKR Shares:  As of any date of determination, the shares of Common Stock then held by the KKR Holders.

NASD:  National Association of Securities Dealers, Inc.

Person:  An individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

Phelps Holder:  Phelps Dodge and any Person to whom Phelps Dodge transfers shares of Common Stock which Person is required by this Agreement to be bound by the provisions of this Agreement.

Phelps Shares:  As of any date of determination, the shares of Common Stock then held by the Phelps Holder.

Piggyback Notice:  See Section 5(a) hereof.

Piggyback Registration:  A registration pursuant to Section 5 hereof.

Prospectus:  The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in such prospectus.

Registrable Securities:  All Retained Shares and any other securities of the Company which may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Retained Shares and such other securities pursuant to a stock split, stock dividends, or other distribution, merger, consolidation, reclassification or recapitalization or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration

Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred to a Person other than a KKR Investor and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company or (iv) held by a Phelps Holder which is permitted to dispose of such Registrable Securities pursuant to Rule 144(k) of the Securities Act and such Phelps Holder and its Affiliates own in the aggregate less than 1% of Common Stock on a fully diluted basis; and provided, further, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

Registration:  A Piggyback Registration.

Regulation D: The rules and regulations promulgated under the Securities Act and commonly known as Regulation D.

Registration Statement:  Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

SEC:  The Securities and Exchange Commission.

Securities Act:  The Securities Act of 1933, as amended from time to time.

Transfer:  See Section 2(b).

Underwritten Registration or Underwritten Offering:  A sale of Common Stock to an underwriter for reoffering to the public pursuant to an effective registration statement under the Securities Act.

Capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Subscription Agreement.

2.             Restrictions on Transfer; Right of First Refusal.

(a)           Except for transfers to a Proposed Purchaser pursuant to Section 3 or 4 hereof, and transfers pursuant to an effective registration statement under the Securities Act, each Phelps Holder agrees not to Transfer any Phelps Shares unless the transferee executes an agreement in form reasonably satisfactory to the KKR Investor providing that such transferee shall comply fully with the terms of this Agreement.  No Transfer of Phelps Shares shall be made unless the certificate (or certificates) representing shares of Phelps Shares to be issued in such transfer shall bear the legend set forth below, except for transfers pursuant to an effective registration statement:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR

OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS’ AGREEMENT DATED AS OF JANUARY 21, 1998 AMONG ACCURIDE CORPORATION (THE “COMPANY”) , THE HOLDER NAMED ON THE FACE HEREOF, HUBCAP ACQUISITION LLC AND OTHERS (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR (B) IF (I) THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS, AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY.”

(b)           Each Phelps Holder agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of any Phelps Shares (any such act, except if effected pursuant to Section 3 or 4 hereof, sometimes referred to herein as a “Transfer,” whether voluntary or involuntary) unless such Transfer is in compliance with the terms and conditions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act or (ii) (A) counsel for such Phelps Holder shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) if such Phelps Holder is a citizen or resident of any country other than the United States, or such Phelps Holder desires to effect any Transfer in any such country, counsel for the Phelps Holder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice satisfactory in form and substance to the Company to the effect that such Transfer will comply with the securities laws of such jurisdiction.

(c)           Notwithstanding any term of this Agreement to the contrary, and subject to Sections 2(d) and 2(e), if, at any time prior to an Underwritten Offering, a Phelps Holder receives a bona fide offer to purchase any or all of its Phelps Shares (the “Offer”) from a third party (the “Offeror”) which the Phelps Holder wishes to accept, the Phelps Holder shall cause the Offer to be reduced to writing and shall notify the Company in writing of its wish to accept the

Offer.  The Phelps Holder’s notice shall contain an irrevocable offer to sell such Phelps Shares to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror).  At any time within 45 days after the date of the receipt by the Company of the Phelps Holders’ notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Phelps Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Phelps Holder, at the equivalent all-cash price, determined in good faith by the Board, by delivering a certified bank check or checks or wire transfer in the appropriate amount to the Phelps Holder at the principal office of the Company against delivery of certificates or other instruments representing Phelps Shares so purchased, appropriately endorsed by the Phelps Holder.  If at the end of such 45-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Phelps Holder may during the succeeding 30-day period sell not less than all of shares of Common Stock covered by the Offer to the Offeror at a price and on terms materially no less favorable to the Phelps Holder than those contained in the Offer.  No sale may be made to any Offeror unless the Offeror agrees in writing with the Company to be bound by the provisions of this Agreement as if it were a Phelps Holder.  Promptly after such sale, the Phelps Holder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of the 30-day period following the expiration of the 45-day period for the Company to purchase Phelps Shares, the Phelps Holder has not completed the sale of such Phelps Shares as aforesaid, all the restrictions on sale, transfer or assignment contained in this Section 2(c) shall again be in effect with respect to such Phelps Shares.  The terms of this Section 2(c) shall not apply to a sale of Phelps Shares by a Phelps Holder under Section 3 or by a Bring-Along Seller pursuant to Section 4.

(d)           Subject to Section 2(e), notwithstanding any other term of this Section 2,

(i)            Any holder of Phelps Shares who is an individual may Transfer any of his or her Phelps Shares to a member of the immediate family (as defined in Regulation S-K 404(a) under the Securities Act) of such holder; provided, however, that no such Transfer shall be effective until such member of the immediate family has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Phelps Shares to be received by such member of the Immediate Family are subject to all the provisions of this Agreement and that such Member of the Immediate Family is bound hereby and a party hereto as a holder of Phelps Shares.

(ii)           Upon the death of any holder of Phelps Shares who is an individual, the Phelps Shares held by such holder may be distributed by will or other instrument taking effect at death or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, successors, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; provided, however, that no such Transfer shall be effective until the recipient has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Phelps Shares to be received by such recipient are subject to all the provisions of this Agreement and that such recipient is bound hereby and a party hereto as a holder of Phelps Shares.

(iii)          Any holder of the Phelps Shares who is an individual may Transfer any or all of the Phelps Shares to a charitable trust; provided, however, that no such Transfer shall be effective until the trustees of each trust have delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the shares of Common Stock to be received by such trust are subject to all the provisions of this Agreement and that the trustees and the trust are bound hereby and a party hereto as a holder of shares of Common Stock.

(iv)          Any holder of the Phelps Shares may Transfer any or all of the Phelps Shares (A) to an Affiliate of such holder or (B) in connection with a merger, consolidation, business combination or similar transaction involving such holder; provided, however, that no such Transfer shall be effective until the transferee has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the shares of Common Stock to be received by such transferee are subject to all the provisions of this Agreement and that such transferee is bound hereby and a party hereto as a holder of shares of Common Stock.

(e)           Further Restriction on Transfer.  Notwithstanding any of the terms of this Section 2, a Phelps Holder may not Transfer any Phelps Shares to a Person which is engaged, directly or indirectly, in the manufacture, sale or distribution, or owns, manages or controls, directly or indirectly, any Person which engages in the manufacture, sale or distribution, of rims and wheels for vehicles anywhere; provided, that the foregoing shall not prohibit a Transfer that is otherwise permitted by Section 2(d) as long as the transferee disposes of the Phelps Shares as promptly as practicable but in no event later than 60 days after such Transfer.

3.             “Tag-Along” Right With Respect to Sales by KKR Holders.

(a)           Sales of Common Stock by KKR Holders.  With respect to any proposed sale or other disposition for value (collectively, a “Sale”) of any shares of Common Stock by a KKR Holder or KKR Holders (collectively, for purposes of this Section 3, the “KKR Holder”), to a Person (a “Proposed Purchaser”) during the term of this Agreement, other than pursuant to an Exempt Transaction, each Phelps Holder shall have the right and option to participate in such Sale, on the same terms and subject to the same conditions as the Sale by such KKR Holder of its Common Stock, for up to a number of Phelps Shares owned by such Phelps Holder equaling the number derived by multiplying the total number of shares of Common Stock which the KKR Holder proposes to sell (the “Proposed Number of Shares”) by a fraction, the numerator of which is the total number of Phelps Shares owned by such Phelps Holder and the denominator of which is the sum of (i) the total number of Phelps Shares owned by such Phelps Holder, (ii) the total number of KKR Shares, and (iii) the total number of shares of Common Stock (determined on a fully diluted basis) owned by Persons entitled to the benefits of any other “tag-along” rights arising as a result of such transfer.

(b)           Notices.  The KKR Holder shall notify, or cause to be notified, the Phelps Holders in writing of each proposed Sale subject to Section 3(a) above (the “KKR Notice”)

promptly, but in any event no later than ten (10) business days prior to the proposed Sale.  Such notice shall set forth:  (i) the Proposed Number of Shares, (ii) the name and address of the Proposed Purchaser, and (iii) the proposed amount of consideration and the material terms and conditions of the Sale (the “Material Terms”) and, if any portion of the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration.  The tag-along right may be exercised by any Phelps Holder by delivery of a written notice to the KKR Holder (the “Tag-Along Notice”) within ten (10) business days following receipt of the notice specified in the preceding sentence.  The Tag-Along Notice shall state the amount of Phelps Shares that such Phelps Holder proposes to include in such Sale to the Proposed Purchaser.  Each accepting Phelps Holder shall (i) prior to closing of any such transfer, execute any purchase agreement or other documentation required by the Proposed Purchaser to consummate the transfer, which purchase agreement and other documentation shall, subject to Section 3(h), be on terms no less favorable to the Phelps Holder than those executed by the KKR Holder with respect to their Common Stock, including, without limitation, the Sales price, the provision of, and representation and warranty as to, information requested by the KKR Investor or the KKR Holder, and the provision of requisite indemnifications; provided, that (w) no Phelps Holder will be required to provide any information, representations or warranties, or covenants (other than indemnification permitted by this Section 3) with respect to the Company, its business or its operations, (x) any indemnification provided by the Participating Sellers shall be pro rata in proportion with the number of Phelps Shares to be sold (and on terms no less favorable to the Phelps Holder than the indemnification provided by the KKR Holder), (y) the Phelps Holder shall not be required to place any of the consideration in a post-closing escrow if permitted by the Proposed Purchaser and (z) the KKR Holder and KKR Affiliates shall be entitled to provide advisory services in connection with any Sale and to receive compensation therefrom not subject to the terms of this paragraph (b), and (ii) at the closing of any such Sale, deliver to the Phelps Holder the certificate or certificates representing Phelps Shares to be sold or otherwise disposed of pursuant to such Sale by such Phelps Holder, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof.  If the Phelps Holder has not provided the Tag Along Notice within the period specified above or fails to otherwise comply with the terms of this Section 3 shall be deemed to have waived its rights under this Section 3 with respect to the Sale to the Proposed Purchaser.  A Tag-Along Notice shall be irrevocable unless (A) there shall be a material adverse change in the Material Terms or (B) otherwise mutually agreed to in writing by the KKR Holder and such Participating Seller.  Promptly after the receipt of the Tag-Along Notice, the KKR Holder or the KKR Investor will furnish the Phelps Holder with a copy of the proposed agreement for the transfer, if any.

(c)           Number of Shares to be Sold.  If a Tag-Along Notice is received pursuant to Section 3(b), a Phelps Holder shall be permitted to sell to the Proposed Purchaser up to the maximum number of Phelps Shares determined as set forth in Section 3(a) above, and the KKR Holder shall be permitted to sell to the Proposed Purchaser up to a number of shares of Common Stock equal to the Proposed Number of Shares, less the aggregate number of Phelps Shares of all Phelps Holders and all other shares of Common Stock being sold to such Proposed Purchaser in such transaction pursuant to tag-along rights arising as a result of such transfer.  Subject to the limitations of this Section 3(c), the KKR Holder shall have the right for a 120-day period following provision of the KKR Notice to sell to the Proposed Purchaser up to the Proposed Number of shares of Common Stock on terms and conditions materially no more favorable to the KKR Holder than those stated in the Tag-Along Notice; provided that the provisions of this

Section 3 will apply to any such sale for so long as any shares of Common Stock are held by a Phelps Holder.

(d)           Custody Agreement and Power of Attorney.  Upon delivering a Tag Along Notice, the Phelps Holder will, if requested by the KKR Holder, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the KKR Holder (a “Custody Agreement and Power of Attorney”) with respect to Phelps Shares which are to be sold pursuant to Section 3(b).

(e)           Other Agreements.  Subject to Section 3(b), each Phelps Holder agrees that it will execute such other agreements as the KKR Holder or Proposed Transferee may reasonably request in connection with a Sale pursuant to Section 3(b), the consummation of such Sale and the transactions contemplated thereby.

(f)            Exempt Transaction Defined.  As used herein, the term “Exempt Transaction” shall mean (i) Sales by any KKR Investor to any KKR Affiliates, (ii) Sales by any KKR Affiliate to another KKR Affiliate or to a KKR Investor, (iii) Sales by any KKR Investor and its respective KKR Affiliates to its partners or members in the form of dividends or distributions (whether upon liquidation or otherwise), and any subsequent Sales by such partners or members, (iv) Sales by any KKR Holders made in a public distribution pursuant to an effective registration statement under the Securities Act; or (v) a Sale, when combined with series of transactions with the same transferee occurring within 12 months of such Sale, represent less than (10%) of the then outstanding shares of Common Stock, provided that in the case of clauses (i) and (ii) above the transferee agrees in writing to be bound by the provisions of this Agreement, including this paragraph (f); provided, further that in the case of clause (iii) above, if the transferee is an Affiliate of Kohlberg, Kravis, Roberts & Co., such transferee agrees in writing to be bound by the provisions of this Agreement, including this paragraph (f).

4.             “Bring-Along” Right with Respect to Phelps Shares.

(a)           Sales by KKR Holders.  In the event that the KKR Holders determine, during the term of this Agreement, to effect a Sale of any of the KKR Shares to a Proposed Purchaser, other than in an Exempt Transaction (a “Bring-Along Sale”), then upon the request of the KKR Holders, each Phelps Holder (a “Bring-Along Seller”) will sell to such Proposed Purchaser the number of Phelps Shares equal to the product of (i) the number of Phelps Shares then held by such Phelps Holder, multiplied by (ii) the ratio of (A) the number of shares of Common Stock which the KKR Holders propose to sell in the Bring-Along Sale, divided by (B) the number of shares of Common Stock then held by the KKR Holders.  The terms and conditions of such Sale shall be no less favorable to the Phelps Holder than those received by the KKR Holders with respect to their Common Stock, including, without limitation, the sale price, the provision of, and representation and warranty as to, information requested by the Company or the KKR Holders, and the provision of requisite indemnifications; provided, that (i) no Phelps Holder will be required to provide any information, representations or warranties, or covenants (other than indemnification permitted by this Section 4) with respect to the Company, its business or its operations, (ii) any indemnification provided by the Bring-Along Sellers shall be pro rata in proportion with the number of Phelps Shares to be sold (and on terms no less favorable to the Bring-Along Sellers than the indemnification provided by the KKR Holders),

(iii) the Bring-Along Sellers shall not be required to place any of the consideration in a post-closing escrow if permitted by the Proposed Purchaser and (iv) KKR Holders and KKR Affiliates shall be entitled to provide advisory services in connection with any Sale and to receive compensation therefrom not subject to the terms of this paragraph (a).  Without limiting the foregoing, upon the request of the KKR Holders made pursuant to this Section 4(a), the Phelps Holder will agree, in connection with the Sale, to, and will, vote its shares of Common Stock in favor of any Sale and will not exercise any dissenters’ or appraisal rights with respect thereto (so long as the KKR Holders vote their shares in favor of the Sale and not exercise such rights).

(b)           Notice.  Prior to making any Bring-Along Sale, the KKR Holders shall, if they determine that Phelps Holders should participate in such Sale, provide each Phelps Holder with written notice (the “Bring-Along Notice”) not less than 10 business days prior to the proposed date of the Bring-Along Sale (the “Bring-Along Sale Date”).  The Bring-Along Notice shall set forth:  (i) the name and address of the Proposed Purchaser; (ii) the proposed amount and form of consideration to be paid per share of Common Stock and the material terms and conditions of the Sale and, if any portion of the proposal consideration is not cash, the notice shall describe the terms of such consideration; and (iii) the Bring-Along Sale Date and the date upon which the Phelps Holder shall deliver to the KKR Holders the certificates representing Phelps Shares, duly endorsed, and the limited power of attorney referred to below.  Each Phelps Holder shall (i) prior to closing of any such transfer, execute any purchase agreement or other documentation required by the Proposed Purchaser to consummate the Sale (subject to paragraph (a) above), which purchase agreement and other documentation shall be on terms no less favorable to the Phelps Holders than those executed by the KKR Holders with respect to the Common Stock, and (ii) at the closing of any such Sale, deliver to the Proposed Purchaser the certificate or certificates representing Phelps Shares, duly endorsed for transfer with signatures guaranteed, against receipt of the purchase price thereof.

(c)           Effect of Bring-Along Sale.  If a Phelps Holder receives its proportionate share of the purchase price from a Bring-Along Sale, but has failed to deliver certificates representing the number of Phelps Shares held by it as determined in accordance with this Section 4, it shall for all purposes be deemed no longer to be a holder of such shares, shall have no voting rights in respect of such shares, shall not be entitled to any dividends or other distributions with respect to such shares, and shall have no other rights or privileges granted to stockholders under law or this Agreement.

5.             Registrations.

(a)           Piggyback Registration.  Subject to Section 6, if at any time after the Company’s Initial Public Offering the Company files a Registration Statement (other than a registration statement on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock, each Phelps Holder hereby shall have all of the rights and privileges of the Registration Rights Agreement of even date herewith, among the Company and Hubcap (the “Registration Rights Agreement”) and the Company and each Phelps Holder agrees to be bound by all of the terms, conditions and obligations of the

Registration Rights Agreement, in each case as if the Phelps Holder were a “Holder” (as defined in the Registration Rights Agreement) and as if the Registrable Securities under this Agreement were “Registrable Securities” (as defined in the Registration Rights Agreement); provided, however, that this Section 5(a) shall not give the Phelps Holder any rights under Section 3 of the Registration Rights Agreement to request registration of the Phelps Shares.  Notwithstanding the foregoing, in the event that shares held by the KKR Holders are registered in the Company’s Initial Public Offering, the Phelps Holder shall have the right to include in the Initial Public Offering that percentage of the Phelps Shares equal to the percentage of KKR Shares included in the Initial Public Offering.

(b)           Demand Registration. Subject to Section 6 and the provisions of the Registration Rights Agreement, at any time after the Company’s Initial Public Offering, on no more than one occasion following 180 days after the Company’s Initial Public Offering, Phelps Holders owning a majority of the Phelps Shares may make a written request to the Company for a “shelf” registration under and in accordance with the provisions of the Securities Act of all or part of the Phelps Shares.  Promptly upon receipt of any such request (but in no event more than five business days thereafter), the Company will serve written notice (the “Demand Notice”) of such registration request to all Phelps Holders, and the Company will include in such registration all Registrable Securities of any Phelps Holder with respect to which the Company has received written requests for inclusion therein within 10 days after the Demand Notice has been given to the applicable Phelps Holders.  All requests made pursuant to this Section 5(b) will specify the aggregate amount of Registrable Securities to be registered.  Upon making a request pursuant to this Section 5(b), each Phelps Holder hereby shall have all of the rights and privileges of the Registration Rights Agreement and the Company and each Phelps Holder agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement, in each case as if the Phelps Holder were a “Holder” (as defined in the Registration Rights Agreement) and as if the Registrable Securities under this Agreement were “Registrable Securities” (as defined in the Registration Rights Agreement); provided, however, that this Section 5(b) shall not give the Phelps Holder any rights under, or subject the Phelps Holder to the limitations contained in, Sections 3(a), 3(f) and 3(g) of the Registration Rights Agreement.

6.             Participation in Underwritten Registrations.

No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.  Nothing in this Section 6 shall be construed to create any additional rights regarding the Registration of shares of Common Stock otherwise than as set forth herein.

7.             Financial Statements.  During the term of this Agreement, the Company shall furnish the Phelps Holder with a copy of the Company’s financial statements for each fiscal year ending after the date hereof (which shall be audited if the Company has prepared audited financial statements) as soon as practicable following the close of such fiscal year, and in any event within 120 days following the end of such fiscal year.

8.             Miscellaneous.

(a)           Termination of Agreement.  Section 2 of this Agreement (and applicable definitions in Section 1) shall terminate upon the Common Stock (or such other class of common equity securities then held by the Phelps Holder) being registered under the Exchange Act.

(b)           Assignment, Binding Effect.  This Agreement shall not be assignable by the parties hereto, except to (i) any Person who, in connection with a transfer of KKR Shares, is required by this Agreement, in connection with such transfer, to agree to be bound by the provisions of this Agreement, and (ii) any Person who in connection with a transfer of Phelps Shares is required by this Agreement, in connection with such transfer, to agree to be bound by the provisions of this Agreement.  Subject to the foregoing, the provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

(c)           Amendments.  The provision of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented only by a written instrument executed by holders of (i) at least a majority of the KKR Shares, and (ii) at least a majority of the issued Phelps Shares.

(d)           Governing Law.  The laws of the state of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding by a party hereto with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any state or federal court of competent jurisdiction in the State of Delaware, and each party hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  By the execution and delivery of this Agreement, the Company and Hubcap hereby appoint The Corporation Trust Company, at its office in Wilmington, Delaware, and Phelps Dodge hereby appoints The Corporation Trust Company, at its office in New York, New York, in each case as its agent upon which process may be served in any such suit, action or proceeding.  Service of process upon such agent, together with notice of such service given to a party hereto in the manner provided in Section 7(f) hereof, shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.  Nothing herein shall in any way be deemed to limit the ability of a party hereto to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any party hereto, in such other jurisdictions and in such manner, as may be permitted by applicable law.  Each party hereto hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any state or federal court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.  No suit, action or proceeding against a party hereto with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and each party hereto hereby irrevocably waives any right which it may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

(e)           Interpretation.  The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

(f)            Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address as either party to this Agreement shall specify by notice to the other:

(1)           If to the KKR Investor or a KKR Holder, to it in care of:

Kohlberg Kravis Roberts & Co.
2800 Sand Hill Road, Suite 200
Menlo Park, California  94025
Attn:  James H. Greene, Jr.

with a copy to:

Latham & Watkins
75 Willow Road
Menlo Park, CA  94025
Attention:  Peter F. Kerman, Esq.

(2)           If to the Company, to it in care of:

Accuride Corporation
2315 Adams Lane
P.O. Box 40
Henderson, Kentucky 42420
Attention:  President

with a copy to:

Latham & Watkins
75 Willow Road
Menlo Park, CA  94025
Attention:  Peter F. Kerman, Esq.

(3)           If to Phelps Dodge or a Phelps Holder, to it in care of:

Phelps Dodge Corporation
2600 North Central Avenue
Phoenix, Arizona 85004
Facsimile:  (602) 234-8050

with a copy to:

Debevoise & Plimpton
875 Third Avenue
New York, New York 10022
Facsimile: (212) 909-6836
Attention:  James C. Scoville, Esq.

(g)           Waiver and Consent.  No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.  Each party hereto, in addition to being entitled to exercise all rights provided herein, in the charter or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(h)           Inspection.  Copies of this Agreement will be available for inspection or copying by any party at the offices of the Company through the Secretary of the Company.

(i)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

(l)            Limited Liability.  Notwithstanding any provision hereof, none of the obligations of the KKR Holders, the Company, any Phelps Holder or any Affiliate of any of the foregoing under this Agreement shall be an obligation of any officer, director, member, limited partner or general partner of any of the foregoing entities (or of any officer, director, member, limited partner or general partner of any member, limited partner or general partner of any of the foregoing entities).  Any liability or obligation of the KKR Holders, the Company, any Phelps Holder and any Affiliate of the Company arising out of this Agreement shall be limited to and satisfied only out of the assets of the KKR Holders, the Company, any Phelps Holder and such Affiliate of the Company, respectively.

IN WITNESS WHEREOF, the Parties have executed this Stockholders’ Agreement as of the date first above written.

ACCURIDE CORPORATION,
a Delaware corporation

By:	/s/ William P. Greubel

Its:	President

HUBCAP ACQUISITION L.L.C.,
a Delaware limited liability company

By:	/s/ James H. Greene, Jr.

Its:	President

PHELPS DODGE CORPORATION,
a New York corporation

By:	/s/ Scott A. Crozier

Its:	Duly Authorized Signatory

ASSIGNMENT AND AMENDMENT OF STOCKHOLDERS’ AGREEMENT

This Assignment and Amendment of Stockholders’ Agreement, dated as of September 30, 1998 (the “Assignment”) is made among Phelps Dodge Corporation, a New York corporation (“Phelps Dodge”), Accuride Corporation, a Delaware corporation (“Accuride”), Hubcap L.L.C., a Delaware limited liability company (“Hubcap”) and RSTW Partners, III, L.P., a Delaware limited partnership (“RSTW”).

WHEREAS, Phelps Dodge, Accuride and Hubcap are parties to the Stockholders’ Agreement, dated as of January 21, 1998 (the “Stockholders’ Agreement”).  Capitalized terms used herein and not defined herein, shall have the meaning assigned to them in the Stockholders’ Agreement if defined therein.

WHEREAS, Phelps Dodge is the owner of 2,400 shares of common stock, par value $.01 per share (the “Shares”), of Accuride.

WHEREAS, Phelps Dodge and RSTW have entered into a Share Purchase Agreement, dated as of September 30, 1998, pursuant to which Phelps Dodge will sell the Shares to RSTW for $12,800,000 in cash, a copy of which is attached hereto as Exhibit A.

NOW THEREFORE, in consideration of these premises, and other valuable consideration the receipt of which is acknowledged, the parties hereby agree as follows:

1.             Assignment and Assumption.

Phelps Dodge hereby transfers, conveys, assigns and delivers to RSTW, and RSTW hereby assumes, all of Phelps Dodge’s rights, duties and obligations under the Stockholders’ Agreement, except that RSTW does not assume and shall not be liable for any obligation of Phelps Dodge under the Stockholders’ Agreement which arose out of or relate to events or circumstances which occurred or existed prior to the date of this Assignment or any other obligations of Phelps Dodge, which obligations and liabilities shall continue to be the obligations and liabilities of Phelps Dodge.  Upon execution of this Assignment, RSTW shall become a party to the Stockholders’ Agreement as a Phelps Holder, and agrees to be bound by, and to comply fully with, the provisions of the Stockholders’ Agreement as a Phelps Holder.

2.             Acknowledgments.

Accuride represents and warrants that (i) Exhibit B is a true and correct copy of Accuride’s declination to accept the offer of Phelps Dodge set forth in its letter of August 18, 1998 and (ii) the number of authorized shares of capital stock of Accuride on the date of this Assignment is 50,000, of which 45,000 shares are common stock, of which 24,704 were outstanding as of June 30, 1998, and 5,000 shares are preferred stock, none of which are outstanding as of such date.  No shares of common stock have been issued since June 30, 1998 other than in connection with Accuride’s 1998 Employee Stock Purchase and Option Plan.

RSTW represents and warrants that it is not engaged, directly or indirectly, in the manufacture, sale or distribution , and does not own, manage or control, directly or indirectly,

any Person which engages in the manufacture, sale or distribution of rims, and wheels for vehicles anywhere.

3.             Notices.

The parties agree that after the date hereof, all notices to be sent to a Phelps Holder shall be sent in care of:

RSTW Partners III, L.P.
Rice Sangalis Toole & Wilson
5847 San Felipe, Suite 4350
Houston, Texas  77057
Facsimile: (713) 783-9750
Attention: Robert Q. Berlin

with a copy to:

Patton Boggs LLP
2200 Ross Avenue, Suite 200
Dallas, Texas  75201
Facsimile: (214) 871-2688
Attention: James C. Chadwick

4.             Miscellaneous.

This Assignment shall become effective upon it being executed by all of the parties hereto and upon consummation of the sale of the Shares pursuant to the Share Purchase Agreement.  Upon effectiveness of this Assignment, Phelps Dodge shall no longer be a party to the Stockholders’ Agreement, and shall have no liability for performance after the effectiveness of this Assignment of any provisions thereof or obligations thereunder.  The Stockholders’ Agreement shall remain in full force and effect, and is not amended or modified except as expressly set forth herein.  Once this Assignment is fully executed and the

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACCURIDE CORPORATION,
a Delaware corporation

By:	/s/ John R. Murphy

HUBCAP ACQUISITION, L.L.C.
a Delaware limited liability company

By:	/s/ James H. Greene, Jr.

PHELPS DODGE CORPORATION
a New York Corporation

By:	/s/ Illegible
Senior Vice President

RSTW PARTNERS III, L.P.
a Delaware limited partnership

By:	RSTW Management, L.P.
its general partner
By:	Rice Mezzanine Corporation,
its general partner

By:	/s/ Illegible

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